EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEYACT OF 2002
In connection with the Quarterly Report of NETGEAR, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick C.S. Lo, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
•The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 6, 2012

By:	/s/ PATRICK C.S. LO
Patrick C.S. Lo
Chairman and
Chief Executive Officer

The foregoing certification is being furnished as an exhibit solely to accompany the Report pursuant to 18 U.S.C. § 1350, is not being filed for purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that Section, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.